UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2025

THE CHINA FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland	811-05749	133669175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Brown Brothers Harriman & Co. 50 Post Office Square Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(888) 246-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Common Stock	CHN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company
□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.
The China Fund, Inc. (the “Fund”) announced today that its Board of Directors has approved a plan of liquidation and dissolution (the “Plan”) for the Fund. The Plan will be submitted to stockholders for approval at a Special Meeting.
The Fund intends to file a proxy statement with the U.S. Securities and Exchange Commission with respect to the proposal to liquidate the Fund. Copies of the Fund’s proxy statement will also be mailed to each stockholder of record of the Fund.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release dated June 20, 2025
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2025
The China Fund, Inc.

/s/ Julian Reid
Name:  Julian Reid
Title:     Chairman

EXHIBIT INDEX

Exhibit Number                                                                      Description
99.1	Press Release dated June 20, 2025